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                                                     Filed under Rule 424(b)(2)
                                                     Registration No. 33-64903

PRICING SUPPLEMENT NO. 2, DATED MARCH 8, 1996
(TO PROSPECTUS DATED JANUARY 5, 1996 AND PROSPECTUS SUPPLEMENT
DATED MARCH 6, 1996)


                            HOUGHTON MIFFLIN COMPANY

                               MEDIUM-TERM NOTES,
                        SERIES B (6.07% NOTES DUE 1998)
                       U.S. $40,000,000 Principal Amount
                               (Fixed Rate Notes)


Trade Date:  March 7, 1996
Settlement Date (Original Issue Date):  March 12, 1996
Maturity Date:  December 1, 1998
Principal Amount:  U.S. $40,000,000
Price to Public (Issue Price):  100%
Agents' Discount or Commission:  .25%
Proceeds to Issuer:   $39,900,000 (99.75%)
Interest Rate (per annum):   6.07%
Interest Payment Dates:   June 1 and December 1, commencing June 1, 1996
                          (with respect to the period from and including
                          March 12, 1996 to but excluding June 1, 1996)
Regular Record Dates:  May 15 and November 15
Redemption:   The notes cannot be redeemed prior to maturity
Name of Trustee:   State Street Bank and Trust Company
Form of Note:   Book-entry (DTC Registered)
CUSIP:  44156QNP3
Plan of Distribution:   The notes are being distributed by J.P. Morgan
                        Securities Inc., CS First Boston Corporation and
                        Merrill Lynch, Pierce, Fenner & Smith Incorporated
                        (together, the "Agents"), at the Issue Price set forth herein. The Agents will receive a selling commission equal to .25% of the principal amount of the notes.